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Exhibit 3.2



                              AMENDED AND RESTATED

                                     BYLAWS





                                       OF





                              CiRTRAN CORPORATION









                              a Nevada corporation









                                      2011

                               TABLE OF CONTENTS


ARTICLE I OFFICES..............................................................1

   Section 1.01.       Locations of Offices....................................1
   Section 1.02.       Principal Nevada Office.................................1

ARTICLE II SHAREHOLDERS........................................................1

   Section 2.01.       Annual Meeting..........................................1
   Section 2.02.       Special Meetings........................................1
   Section 2.03.       Place of Meetings.......................................2
   Section 2.04.       Notice of Meetings......................................2
   Section 2.05.       Closing of Transfer Books...............................2
   Section 2.06.       Voting Lists............................................2
   Section 2.07.       Quorum..................................................3
   Section 2.08.       Proxies.................................................3
   Section 2.09.       Voting of Shares by Corporation.........................3
   Section 2.10.       Voting of Shares........................................3
   Section 2.11.       Informal Action by Shareholders.........................3
   Section 2.12.       Examination by Shareholders of Books and Records........4

ARTICLE III BOARD OF DIRECTORS.................................................4

   Section 3.01.       General Powers..........................................4
   Section 3.02.       Number, Tenure, and Qualifications......................4
   Section 3.03.       Regular Annual Meeting..................................4
   Section 3.04.       Regular Meetings........................................4
   Section 3.05.       Special Meetings........................................4
   Section 3.06.       Notice..................................................4
   Section 3.07.       Quorum..................................................5
   Section 3.08.       Manner of Acting........................................5
   Section 3.09.       Vacancies and Newly Created Directorships...............5
   Section 3.10.       Compensation............................................5
   Section 3.11.       Presumption of Assent...................................5
   Section 3.12.       Resignations............................................5
   Section 3.13.       Informal Action by Directors............................5
   Section 3.14.       Meetings by Telephone Conference Call...................6
   Section 3.15.       Removal of Directors....................................6

ARTICLE IV OFFICERS............................................................6

   Section 4.01.       Number..................................................6
   Section 4.02.       Election, Term of Office, and Qualifications............6
   Section 4.03.       Subordinate Officers, etc...............................7
   Section 4.04.       Resignations............................................7
   Section 4.05.       Removal.................................................7

   Section 4.06.       Vacancies and Newly Created Offices.....................7
   Section 4.07.       The Chairman of the Board...............................7
   Section 4.08.       The President...........................................7
   Section 4.09.       The Vice-Presidents.....................................8
   Section 4.10.       The Secretary...........................................8
   Section 4.11.       The Chief Financial Officer.............................9
   Section 4.12.       General Manager.........................................9
   Section 4.13.       Salaries...............................................10

ARTICLE V EXECUTION OF INSTRUMENTS, BORROWING OF MONEY AND DEPOSIT OF
   CORPORATE FUNDS............................................................10

   Section 5.01.       Execution of Instruments...............................10
   Section 5.02.       Loans..................................................10
   Section 5.03.       Deposits...............................................11
   Section 5.04.       Checks, Drafts, etc....................................11
   Section 5.05.       Bonds and Debentures...................................11
   Section 5.06.       Sale, Transfer, etc., of Securities....................11
   Section 5.07.       Proxies................................................11

ARTICLE VI CAPITAL STOCK......................................................12

   Section 6.01.       Stock Certificates.....................................12
   Section 6.02.       Transfer of Stock......................................12
   Section 6.03.       Regulations............................................12
   Section 6.04.       Maintenance of Stock Book at Principal Place
                       of Business............................................12
   Section 6.05.       Transfer Agents and Registrars.........................13
   Section 6.06.       Closing of Transfer Books and Fixing
                       of Record Date.........................................13
   Section 6.07.       Lost or Destroyed Certificates.........................13

ARTICLE VII EXECUTIVE COMMITTEE AND OTHER COMMITTEES..........................14

   Section 7.01.       How Constituted........................................14
   Section 7.02.       Powers.................................................14
   Section 7.03.       Proceedings............................................14
   Section 7.04.       Quorum and Manner of Acting............................14
   Section 7.05.       Meetings by Telephone Conference Call..................14
   Section 7.06.       Informal Action by Committee Members...................14
   Section 7.07.       Resignations...........................................15
   Section 7.08.       Removal................................................15
   Section 7.09.       Vacancies..............................................15
   Section 7.10.       Compensation...........................................15

ARTICLE VIII INDEMNIFICATION..................................................15

   Section 8.01.       Indemnification Third Party Actions....................15
   Section 8.02.       Indemnification Corporation Actions....................16
   Section 8.03.       Determination..........................................16
   Section 8.04.       General Indemnification................................16
   Section 8.05.       Advances...............................................16
   Section 8.06.       Scope of Indemnification...............................17
   Section 8.07.       Insurance..............................................17

ARTICLE IX FISCAL YEAR........................................................17


ARTICLE X DIVIDENDS...........................................................17


ARTICLE XI AMENDMENTS.........................................................17

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              CIRTRAN CORPORATION


                               ARTICLE I OFFICES

      Section 1.01. Locations of Offices. The corporation may maintain such offices, within or without the State of Nevada, as the Board of Directors may from time to time designate.

      Section 1.02. Principal Nevada Office. The address of the principal office of the corporation in the State of Nevada shall be located at 2360 Corporate Circle, Ste 400, Henderson, Nevada 89074, and said address may be changed by the Board of Directors at any time.


                            ARTICLE II SHAREHOLDERS

      Section 2.01. Annual Meeting. The annual meeting of the shareholders shall be held on the second Tuesday of April of each year, or at such time as is provided in the notice of the meeting, provided that whenever such date falls on a legal holiday the meeting shall be held on the next succeeding business day, beginning with the year following the filing of the Articles of Incorporation, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

      Section 2.02. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or by the Board of Directors, or in their absence or disability, by any Vice-President, and shall be immediately called by the President, or in his absence or disability, by a Vice-President, or by the Secretary upon the written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting, such written request to state the purpose, or purposes, of the meeting and to be delivered to the President, such Vice-President or the Secretary. In case of failure to call such meeting within twenty (20) days after such request, such shareholder or shareholders may call the same.

      Section 2.03. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, as the place for the holding of such meeting. If no such designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the principal office of the corporation. (78.310 and 78.375) Citations in parentheses are to Nevada Revised Statutes, Volume 4. These citations are for reference only and shall not constitute a part of these bylaws. Section 2.04. Notice of Meetings. The Secretary or Assistant Secretary, if any, shall cause notice of the date, time, place, and purpose or purposes of all meetings of the shareholders (whether annual or special), to be mailed at least ten (10) (but not more than sixty (60)) days prior to the meeting, to each shareholder of record entitled to vote. (78.370)


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      Section 2.05. Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed, for a period of not more than sixty (60) days, for the purpose of determining shareholders entitled to notice of or to vote at such meeting. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting, such books shall be closed for at least ten (10) days immediately preceding such meeting.

      In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof. (75.350)

      Section 2.06. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at each meeting of the shareholders of the corporation or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder, for any purpose germane to the meeting, during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

      Section 2.07. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      Section 2.08. Proxies. At each meeting of the shareholders, each shareholder entitled to vote shall be entitled to vote in person or by proxy, provided, however, that the right to vote by proxy shall exist only in case the instrument authorizing such proxy to act shall have been executed in writing by the stockholder or by his duly authorized attorney in fact. Such instrument authorizing a proxy to act shall be delivered at the beginning of such meeting to the Secretary of the corporation or to such other officer or person who may, in the absence of the Secretary be acting as Secretary of the meeting. In the event that any such instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one be present, that one shall (unless the instrument shall otherwise provide) have all of the powers conferred by the instrument upon all persons so designated. No proxy shall be valid after six months from the date of its execution, unless otherwise provided in the proxy, which in no case shall exceed seven years from the date of its execution. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, except that no trustee or pledgee shall be entitled to vote shares held by him without a transfer of such shares into his name. (78.355)

      Section 2.09. Voting of Shares by Corporation. In addition to regulations and restrictions imposed by law upon the voting of shares, shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time. (78.283)

      Section 2.10. Voting of Shares. Each outstanding share of stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation of the corporation as permitted by law.

      Section 2.11. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, except the election of directors, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof. (78.320, 78.325)

      Section 2.12. Examination by Shareholders of Books and Records. Any person who is a shareholder of record, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose, the corporation's books and records of account, minutes of record of shareholders and to make extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. (78.257)

                         ARTICLE III BOARD OF DIRECTORS

      Section 3.01. General Powers. The property, affairs and business of the corporation shall be managed by its Board of Directors. The Board of Directors may exercise all the powers of the corporation whether derived from law or the Articles of Incorporation, except such powers as are by statute, by the Articles of Incorporation or by these Bylaws, vested solely in the stockholders of the corporation. (78.120)

      Section 3.02. Number, Tenure, and Qualifications. The number of directors of the corporation shall not be fewer than one (1) nor more than nine (9). The number of directors may be fixed or changed within the range by the shareholders or the Board of Directors, but no decrease shall shorten the term of an incumbent director.

      Each director shall hold office until the election at the next annual meeting of the shareholders and until his successor shall have been elected and shall qualify. Directors need not be residents of the State of Nevada or shareholders of the corporation. (78.115, 78.330)

      Section 3.03. Regular Annual Meeting. A regular annual meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of shareholders.

      Section 3.04. Regular Meetings. The Board of Directors may provide by resolution, the time and place, either within or without the State of Nevada, for the holding of regular meetings without other notice than such resolution. (78.310)

      Section 3.05. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, Vice-President, or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

      Section 3.06. Notice. Notice of any special meeting shall be given at least five (5) days prior thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting.

      Section 3.07. Quorum. A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. (78.315)


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      Section 3.08. Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall, unless the act of a greater number of directors is required by the Articles of Incorporation of the corporation or these Bylaws, be the act of the Board of Directors and individual directors shall have no power as such. (78.315)

      Section 3.09. Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors by reason of death, resignation, or otherwise, or if the number of directors shall be increased, the directors then in office shall continue to act and such vacancies or newly created directorships shall be filled by a vote of the directors then in office, though less than a quorum, in any way approved by the meeting. Any directorship to be filled by reason of the removal of one or more directors by the shareholders may be filled by election by the shareholders at the meetings at which the director or directors are removed. (78.335, 78.340)

      Section 3.10. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

      Section 3.11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      Section 3.12. Resignations. A director may resign at any time by delivering a written resignation to either the President, a Vice-President, the Secretary or Assistant Secretary, if any. Unless otherwise provided in the resignation, the resignation shall become effective on its acceptance by the Board of Directors, provided that if the Board has not acted thereon within ten
(10) days from the date presented, the resignation shall be deemed accepted. (78.335) Section 3.13. Informal Action by Directors. Any action required to be taken at a meeting of the directors of the corporation or any other action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such written consent shall be filed with the minutes of proceedings of the board of directors or committee. Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee. (78.315)

      Section 3.14. Meetings by Telephone Conference Call. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting. (78.315)

      Section 3.15. Removal of Directors. At a shareholders' meeting called expressly for that purpose, directors may be removed in the manner provided in this section unless otherwise provided by the Articles of Incorporation. One or more director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of the not less than two-thirds (2/3) of the shares then entitled to vote at an election of directors. If at the time of any shareholders' meeting called for such purpose the shareholders are entitled to cumulate their votes for directors and if less than the entire Board is to be removed, no one of the directors may be removed if the votes of a sufficient number of shares are cast against his removal which, if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he is a part, would be sufficient to elect him. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Articles of Incorporation, the provisions of this section shall apply, in respect of the removal of a director or a director so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole. (78.335)

                              ARTICLE IV OFFICERS

      Section 4.01. Number. The officers of the corporation shall be a President, a Secretary, a Treasurer, a Resident Agent, and such other officers as may be appointed by the Board of Directors, including one or more Vice-Presidents, as shall be determined by resolution. The Board of Directors may elect, but shall not be required to elect, a Chairman of the Board and the Board of Directors may appoint a General Manager. (78.130)

      Section 4.02. Election, Term of Office, and Qualifications. The officers shall be chosen by the Board of Directors annually at its annual meeting. In the event of failure to choose officers at an annual meeting of the Board of Directors, officers may be chosen at any regular or special meeting of the Board of Directors. Each such officer (whether chosen at an annual meeting of the Board of Directors to fill a vacancy or otherwise) shall hold his office until the next ensuing annual meeting of the Board of Directors and until his successor shall have been chosen and qualified, or until his death or until his resignation or removal in the manner provided in these Bylaws. Any one person may hold any two or more of such offices except that the President shall not also be the Secretary. No person holding two or more offices shall act in or execute any instrument in the capacity of more than one office. The Chairman of the Board, if any, shall be and remain director of the corporation during the term of his offices. No other officer need be a director. (78.130)

      Section 4.03. Subordinate Officers, etc. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the Board of Directors from time to time may determine. The Board of Directors from time to time may delegate to any officer or agent the power to appoint any such subordinate officer or agents and to prescribe their respective titles, terms of office, authorities, and duties. Subordinate officers need not be stockholders or directors.



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

      Section 4.04. Resignations. Any officer may resign at any time by delivering a written resignation to the Board of Directors, the President, or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

      Section 4.05. Removal. Any officer may be removed, either for or without cause, from office at any special meeting of the Board of Directors called for that purpose or at a regular meeting, by the vote of a majority of the total number of directors then in office, whenever in the judgment of the Board of Directors the best interests of the corporation will be served thereby. Any officer or agent appointed in accordance with the provisions of Section 4.03 hereof may also be removed, either for or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors.

      Section 4.06. Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification, or any other cause, or if a new office shall be created, then such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting.

      Section 4.07. The Chairman of the Board. The Chairman of the Board, if there be such an officer, shall have the following powers and duties:

            (a)   He shall preside at all stockholders' meetings.

            (b)   He shall preside at all meetings of the Board of Directors.

            (c)   He shall be a member of the Executive Committee, if any.

      Section 4.08. The President. The President shall have the following powers and duties:

            (a) He shall be the chief executive officer of the corporation, and, subject to the directions of the Board of Directors, shall have general charge of the business, affairs, and property of the corporation and general supervision over its officers, employees and agents.

            (b) If no Chairman of the Board has been chosen, or if such officer is absent or disabled, he shall preside at meetings of the stockholders and Board of Directors.

            (c)   He shall be a member of the Executive Committee, if any.

            (d) He shall be empowered to sign certificates representing stock of the corporation, the issuance of which shall have been authorized by the Board of Directors.

            (e) He shall have all powers and perform all duties normally incident to the office of a President of a corporation and shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

      Section 4.09. The Vice-Presidents. The Board of Directors shall, from time to time, designate and elect one or more Vice-Presidents, one of whom may be designated to serve as Executive Vice-President. Each Vice-President shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors or the President. At the request or in the absence or disability of the President, the Executive Vice-President or, in the absence or disability of the Executive Vice-President, the Vice-President designated by the Board of Directors or (in the absence of such designation by the Board of Directors) by the President, as Senior Vice-President, may perform all duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

      Section 4.10. The Secretary. The Secretary shall have the following powers and duties:

            (a) He shall keep or cause to be kept a record of all of the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

            (b) He shall cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by statute.

            (c) He shall be the custodian of the records and of the seal of the corporation, and shall cause such seal (or a facsimile thereof) to be affixed to all certificates representing stock of the corporation prior to the issuance thereof and to all instruments, the execution of which on behalf of the corporation under its seal shall have been duly authorized in accordance with these Bylaws, and when so affixed he may attest the same.

            (d) He shall see that the books, reports, statements, certificates, and other documents and records required by statute are properly kept and filed.

            (e) He shall have charge of the stock books of the corporation and cause the stock and transfer books to be kept in such manner as to show at any time the amount of the stock of the corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the names alphabetically arranged and the addresses of the holders of record thereof, the number of shares held by each holder, and time when each became such holder of record; and he shall exhibit at all reasonable times to any director, upon application, the original or duplicate stock register. He shall cause the stock book referred to in Section 6.04 hereof to be kept and exhibited at the principal office of the corporation in the manner and for the purpose provided in such Section.


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

            (f) He shall be empowered to sign certificates representing stock of the corporation, the issuance of which shall have been authorized by the Board of Directors.

            (g) He shall perform in general all duties incident to the office of Secretary and such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the President.

      Section 4.11. The Chief Financial Officer. The Chief Financial Officer will have the following powers and duties:

            (a) He shall have charge and supervision over and be responsible for the monies, securities, receipts, and disbursements of the corporation.

            (b) He shall cause the monies and other valuable effects of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such banks or other depositories as shall be selected in accordance with Section 5.03 hereof.

            (c) He shall cause the monies of the corporation to be disbursed by checks or drafts (signed as provided in Section 5.04 hereof) drawn upon the authorized depositories of the corporation, and cause to be taken and preserved proper vouchers for all monies disbursed.

            (d) He shall render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the corporation and of all of his transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

            (e) He shall cause to be kept correct books of account of all the business and transactions of the corporation and shall exhibit such books to any directors upon request during business hours.

            (f) He shall be empowered from time to time to require from all officers or agents of the corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the corporation.

            (g) He shall perform in general all duties incident to the office of Chief Financial Officer and such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the President.

      Section 4.12. General Manager. The Board of Directors may employ and appoint a General Manager who may, or may not, be one of the officers or directors of the corporation. The General Manager, if any, shall have the following powers and duties:

            (a) After the President, he shall be the next most senior executive officer of the corporation and, subject to the directions of the Board of Directors, shall have general charge of the business affairs and property of the corporation and general supervision over its officers, employees, and agents.

            (b) After the President, he shall have the management of the business of the corporation and of all of its dealings, but at all times subject to the control of President and the Board of Directors.

            (c) Subject to the approval of the Board of Directors or the Executive Committee, if any, he shall have the power to employ all employees of the corporation, or delegate such employment to subordinate officers, or division chiefs, and shall have authority to discharge any person so employed.

            (d) He shall make a report to the President and Directors quarterly, or more often if required to do so, setting forth the results of the operations under his charge, together with suggestions looking to the improvement and betterment of the condition of the corporation, and he shall perform such other duties as the Board of Directors shall require.

      Section 4.13. Salaries. The salaries or other compensation of the officers of the corporation shall be fixed from time to time by the Board of Directors except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 4.03 hereof. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the corporation.

                                   ARTICLE V

                  EXECUTION OF INSTRUMENTS, BORROWING OF MONEY

                         AND DEPOSIT OF CORPORATE FUNDS

      Section 5.01. Execution of Instruments. Subject to any limitation contained in the Articles of Incorporation or in these Bylaws, the President, any Vice-President, or the General Manager, if any, may, in the name and on behalf of the corporation, execute and deliver any contract or other instrument authorized in writing by the Board of Directors. The Board of Directors may, subject to any limitation contained in the Articles of Incorporation or in these Bylaws, authorize in writing any officer or agent to execute and deliver any contract or other instrument in the name and on behalf of the corporation; any such authorization may be general or confined to specific instances.

      Section 5.02. Loans. No loan or advance shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated, transferred, or conveyed as security for the payment of any loan, advance, indebtedness, or liability of the corporation, unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

      Section 5.03. Deposits. All monies of the corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as from time to time may be selected by any officer or agent authorized to do so by the Board of Directors.

      Section 5.04. Checks, Drafts, etc. All notes, drafts, acceptances, checks, endorsements, and, subject to the provisions of these Bylaws, evidences of indebtedness of the corporation shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be in such manner as the Board of Directors from time to time may determine.

      Section 5.05. Bonds and Debentures. Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the President or a Vice-President and by the Secretary and sealed with the seal of the corporation. The seal may be a facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation's officers named thereon may be a facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the corporation for any reason before the same has been delivered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

      Section 5.06. Sale, Transfer, etc., of Securities. Sales, transfers, endorsements, and assignments of shares of stocks, bonds, and other securities owned by or standing in the name of the corporation and the execution and delivery on behalf of the corporation of any and all instruments in writing incident to any such sale, transfer, endorsement, or assignment, shall be effected by the President, or by any Vice-President, together with the Secretary, or by any officer or agent, thereunto authorized by the Board of Directors.

      Section 5.07. Proxies. Proxies to vote with respect to shares of stock of other corporations used by or standing in the name of the corporation shall be executed and delivered on behalf of the corporation by the President or any Vice-President and the Secretary or Assistant Secretary, if any, of the corporation or by any officer or agent thereunto authorized by the Board of Directors.

                                   ARTICLE VI

                                 CAPITAL STOCK

      Section 6.01. Stock Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by the President or any Vice-President and the Secretary or Assistant Secretary, if any, and sealed with the seal (which may be a facsimile, engraved or printed) of the corporation, certifying the number and kind, class, or series of shares owned by him in the corporation; provided, however, that where such a certificate is countersigned by (a) a transfer agent, or (b) registered by a registrar, the signature of any such President, Vice-President, Secretary or Assistant Secretary may be a facsimile. In case any officer who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate, shall cease to be such officer of the corporation, for any reason, before the delivery of such certificate by the corporation, such certificate may nevertheless be adopted by the corporation and be issued and delivered as though the person who signed it or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer. Certificates representing shares of stock of the corporation shall be in such form as provided by the statutes of the State of Nevada. There shall be entered upon the stock books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number and kind, class or series of such shares, and the date of issuance thereof. Every certificate exchanged or returned to the corporation shall be marked "Cancelled" with the date of cancellation. (78.235)

      Section 6.02. Transfer of Stock. Transfers of shares of the stock of the corporation shall be made on the books of the corporation by the holder of record thereof, or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the corporation or any of its transfer agents, and upon surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares. Except as provided by law, the corporation and transfer agents and registrars, if any, shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof.

      Section 6.03. Regulations. Subject to the provisions of this Article VI and of the Articles of Incorporation, the Board of Directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for shares of the stock of the corporation.

      Section 6.04. Maintenance of Stock Book at Principal Place of Business. A stock book (or books where more than one kind, class or series of stock is outstanding) shall be kept at the principal place of business of the corporation in Reno, Nevada, containing the names alphabetically arranged of original stockholders of the corporation, their addresses, their interest, the amount paid on their shares of stock, and all transfers thereof and the number and class of the shares held by each. Such stock books shall at all reasonable hours be subject to inspection by persons entitled by law to inspect the same. (78.257)

      Section 6.05. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of stock of the corporation, and may require all such certificates to bear the signature of either or both. The Board of Directors may from time to time define the respective duties of such transfer agents and registrars. No certificate of stock shall be valid until countersigned by a transfer agent, if at the date appearing thereon the corporation had a transfer agent for such stock, and until registered by a registrar, if at such date the corporation had a registrar for such stock.

      Section 6.06. Closing of Transfer Books and Fixing of Record Date.

            (a) The Board of Directors shall have power to close the stock books of the corporation for a period of not to exceed sixty
                  (60) days preceding the date of any meeting of stockholders, the date for payment of any dividend, the date for the allotment of rights, a date in connection with obtaining the consent of shareholders for any purpose, or in order to make a determination of shareholders for any other purpose.

            (b) In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance, not exceeding sixty
                  (60) days preceding the date of any meeting of shareholders, the date for the payment of the dividend, the date for the allotment of rights, the date when any change or conversion or exchange of capital stock shall go into effect. The Board of Directors also may fix in advance, not exceeding sixty (60) days preceding the date of any meeting of shareholders, a date in connection with obtaining any such consent, or in order to make a determination of shareholders for any other purpose as a record date for the determination of the shareholders entitled to a notice of, and to vote at, any such meeting and any adjournment thereof, entitled to receive payment of any such dividend, or to any such allotment of rights, to exercise the rights in respect of any such change, conversion, or exchange of capital stock, to give such consent, or for any other purpose.

            (c) If the stock transfer books shall be closed or a record date set for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for or such record date shall be at least ten
                  (10) days immediately preceding such meeting. (78.350)

      Section 6.07. Lost or Destroyed Certificates. The corporation may issue a new certificate for stock of the corporation in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond in such form and amount as the Board of Directors may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the corporation and its transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agent or registrar on account of the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

                                  ARTICLE VII

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

      Section 7.01. How Constituted. The Board of Directors may designate an Executive Committee and such other committees as the Board of Directors may deem appropriate, each of which committees shall consist of one or more directors. Members of the Executive Committee and of any such other committee shall be designated annually at the annual meeting of the Board of Directors; provided, however, that at any time the Board of Directors may abolish or reconstitute the Executive Committee or any such other committee. Each member of the Executive Committee and of any such other committee shall hold office until his successor shall have been designated or until his resignation or removal in the manner provided in these Bylaws. (78.125)

      Section 7.02. Powers. During the intervals between meetings of the Board of Directors, the Executive Committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the corporation, except for such powers as by law may not be delegated by the Board of Directors to an Executive Committee. (78.125)

      Section 7.03. Proceedings. The Executive Committee, and such other committees as may be designated hereunder by the Board of Directors, may fix its own presiding and recording officer or officers, and may meet at such place or places, at such time or times and upon such notice (or without notice) as it shall determine from time to time. It shall keep a record of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following.

      Section 7.04. Quorum and Manner of Acting. At all meetings of the Executive Committee, and of such other committees as may be designated hereunder by the Board of Directors, the presence of members constituting a majority of the total authorized membership of the committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of majority of the members present at any meeting at which a quorum is present shall be the act of such committee. The members of the Executive Committee, and of such other committees as may be designated hereunder by the Board of Directors, shall act only as a committee and the individual members thereof shall have no powers as such.

      Section 7.05. Meetings by Telephone Conference Call. Members of the Executive Committee, and of such other committees as may be designated hereunder, may participate in a meeting of the committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such a meeting.

      Section 7.06. Informal Action by Committee Members. Any action required to be taken at a meeting of the Executive Committee, or of such other committees as may be designated hereunder, or any other action which may be taken at a meeting of a committee, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the committee. Such written consent shall be filed with the minutes of proceedings of the committee. Such consent shall have the same legal effect as a unanimous vote of all the members of the committee. (78.315)

      Section 7.07. Resignations. Any member of the Executive Committee, and of such other committees as may be designated hereunder by the Board of Directors, may resign at any time by delivering a written resignation to either the President, the Secretary, or Assistant Secretary, if any, or to the presiding officer of the committee of which he is a Member, if any shall have been appointed and shall be in office. Unless otherwise specified therein, such resignation shall take effect upon delivery.

      Section 7.08. Removal. The Board of Directors may at any time remove any member of the Executive Committee or of any other committee designated by it hereunder either for or without cause.

      Section 7.09. Vacancies. If any vacancy shall occur in the Executive Committee or of any other committee designated by the Board of Directors hereunder, by reason of disqualification, death, resignation, removal, or otherwise, the remaining members shall, until the filling of such vacancy, constitute the then total authorized membership of the committee and, provided that two or more members are remaining, continue to act. Such vacancy may be filled at any meeting of the Board of Directors or by the remaining members of the Executive Committee.

      Section 7.10. Compensation. The Board of Directors may allow a fixed sum and expenses of attendance to any member of the Executive Committee or of any other committee designated by it hereunder who is not an active salaried employee of the corporation for attendance at each meeting of the said committee.

                                  ARTICLE VIII

                                INDEMNIFICATION

      Section 8.01. Indemnification Third Party Actions. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. (78.751)

      Section 8.02. Indemnification Corporation Actions. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. (78.751)

      Section 8.03. Determination. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections
8.01 and 8.02 hereof, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any other indemnification under Sections 8.01 or 8.02 hereof shall be made by the corporation upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 8.01 or 8.02 hereof. Such determination shall be made either by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (3) by the shareholders by a majority vote of a quorum of shareholders at any meeting duly called for such purpose. (78.751)

      Section 8.04. General Indemnification. The indemnification provided by this Article shall not be deemed exclusive of any other indemnification granted under any provision in the corporation's Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. (78.751)

      Section 8.05. Advances. Expenses incurred in defending a civil or criminal action, suit, or proceeding as contemplated in this Article may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon a majority vote of a quorum of the Board of Directors and upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount or amounts unless it ultimately be determined that he is to be indemnified by the corporation as authorized by this Article.

      Section 8.06. Scope of Indemnification. The indemnification authorized by this Article shall apply to all present and future directors, officers, employees, and agents of the corporation and shall continue as to such persons who cease to be directors, officers, employees, or agents of the corporation and shall inure to the benefit of the heirs, executors, and administrators of all such persons and shall be in addition to all other indemnification permitted by law. (78.751)

      Section 8.07. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against any such liability under the provisions of this Article VIII or the laws of the State of Nevada, as the same may hereafter be amended or modified. (78.751)

                                   ARTICLE IX

                                  FISCAL YEAR

      The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE X

                                   DIVIDENDS

      The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                   ARTICLE XI

                                   AMENDMENTS

      All bylaws of the corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new bylaws may be made, by the Board of Directors or the holders of a majority of the outstanding shares of common stock of the corporation, except that:

            (a) No bylaw adopted or amended by the shareholders shall be altered or repealed by the Board of Directors;

            (b) No bylaw shall be adopted by the Board of Directors which shall require more than a majority of the voting shares for a quorum at a meeting of shareholders, or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law or by the Articles of Incorporation; provided, however, that

                  (i) If any bylaw regulating an impending election of directors is adopted or amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of the stockholders for the election of directors, the bylaws so adopted or amended or repealed, together with a concise statement of the changes made; and

                  (ii) No amendment, alteration or repeal of this Article XI shall be made except by the stockholders.



                                      ***

                             CERTIFICATE OF OFFICER

      The undersigned Officer of CirTran Corporation, a Nevada corporation, hereby certifies that the foregoing is a full, true and correct copy of the Bylaws of said corporation, with all amendments to date of this Certificate.

      WITNESS the signature of the undersigned this 16th day of August, 2011.




                                        /s/ Iehab Hawatmeh
                                        ----------------------------------
                                        Iehab Hawatmeh
                                        President, Chief Executive Officer




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